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                          JOINT FILING OF SCHEDULE 13D

      The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of FutureLink Distribution Corp. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


Dated: August 4, 1999                    Commonwealth Associates L.P.
       New York, New York

                                         By: Commonwealth Associates Management
                                         Corp., its general partner

                                         By: /s/ Joseph Wynne
                                            ------------------------------------
                                                 Joseph Wynne
                                                 Chief Financial Officer

Dated: August 4, 1999                         /s/ Michael S. Falk
       New York, New York                   ------------------------------------
                                            Michael S. Falk

Dated: August 4, 1999                         /s/ Robert Priddy
       Marietta, Georgia                    ------------------------------------
                                            Robert Priddy

Dated: August 4, 1999                         /s/ Keith Rosenbloom
       New York, New York                   ------------------------------------
                                            Keith Rosenbloom

Dated: August 4, 1999                         /s/ Basil Ascuitto
       New York, New York                   ------------------------------------
                                            Basil Ascuitto